UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 1, 2008

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387

(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street	68138
Omaha, NE
(Address of principal executive	(Zip Code)
offices)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 3, 2008, Professional Veterinary Products, Ltd. (the “Company”) publicly announced the retirement of Dr. Lionel L. Reilly, its President and Chief Executive Officer, which retirement will not be effective until January 31, 2009. Effective December 1, 2008, Dr. Reilly ceased his role as President, and the Company announced its appointment of Stephen J. Price as the Company’s new President. Dr. Reilly intends to serve as Chief Executive Officer until January 31, 2009, at which time, Mr. Price will be Dr. Reilly’s successor as Chief Executive Officer. After his retirement in 2009, the Company anticipates that Dr. Reilly will act as an advisor to the Company and its Board of Directors.
     Prior to his recent election as President, Mr. Price, age 49, was elected Chief Operating Officer in February 2006. Prior to that position, he was the Vice President of Sales and Marketing from August 2005 — February 2006, and the Director of Sales & Marketing from May 2005 — July 2005. He started his career at the Company as the General Manager for ProConn, LLC, a wholly-owned subsidiary of the Company in 2002. He will continue as President and Chief Operating Officer through January 31, 2009, and after that time, he will be the Company’s President and Chief Executive Officer. Mr. Price earned his Bachelor’s degree in agriculture (animal science) from Oklahoma State University, in Stillwater, Oklahoma in 1982.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.

Date: December 3, 2008	By:	/s/ Neal B. Soderquist
Neal B. Soderquist, Vice President and CFO